Exhibit 99.1

April 30, 2012

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer (252) 925-5520 (252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2012 First Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NYSE-Amex:ECBE) (“ECB” or the “Company”) today reported its financial results for the three months ended March 31, 2012.

2012 First Quarter Financial Highlights

For the three months ended March 31, 2012, net income totaled $377,000 compared to a net loss of ($1,084,000) for the three months ended March 31, 2011. After adjusting for $265,000 in TARP preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended March 31, 2012 was $112,000 or $0.04 per diluted share compared to a loss of ($1,349,000) or ($0.47) per diluted share for the three months ended March 31, 2011.

Other Financial Highlights include:

•	Consolidated assets remained relatively flat at $916,274,000 at March 31, 2012 versus $916,571,000 at March 31, 2011.

•	Loans decreased (10.1%) to $491,383,000 at March 31, 2012 compared to $546,641,000 at March 31, 2011.

•	Deposits decreased (1.8%) to $772,597,000 at March 31, 2012 from $786,754,000 at March 31, 2011.

•	Net interest income decreased (3.5%) to $6,528,000 for the three months ended March 31, 2012 from $6,768,000 for the same three-month period a year ago.

•

There was no provision for loan losses charged to operations for the three months ended March 31, 2012 compared to $3,930,000 for same period last year. Our allowance modeling indicates that no additional provision was necessary, primarily due to the decrease in total loans outstanding, reduced charge-off levels, and adjustments for loan loss migrations within the portfolio as previously announced. For the quarter ended March 31, 2012, net charge-offs totaled $706,000 or .57% annualized of average loans, down (64%) compared to first quarter 2011, which totaled $1,958,503 in net charge-offs representing 1.4% annualized of average loans.

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A. Dwight Utz, President and Chief Executive Officer, stated: “We are beginning to experience more stability in our loan portfolio both with total outstanding loans and what we project related to loan charge-offs. Our net interest margin (NIM) rebounded from 3.10% averaged in 4th quarter 2011 to 3.22% for first quarter 2012. This growth in net interest margin is primarily a result of a decrease in our cost of funds. It should be noted we absorbed approximately $174,000 of one-time expenses in the first quarter related to the termination of the private placement offering and acquisition of branches as previously announced in first quarter”.

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “We believe we have positioned our balance sheet to grow our NIM in 2012 based on twelve more months of low interest rates as announced by the Federal Reserve earlier this year. The continuation of this environment should result in a further reduction in our cost of funds and combined with a higher yield from our investment portfolio through a slight increase in our investment portfolio duration, should result in a further increase in our net interest margin.”

Mr. Utz concluded, “We believe, compared to other community banks in North Carolina, ECB is positioned to capitalize upon opportunities that become available based upon improving trends in the economy. Our Board of Directors and leadership team look forward to returning to a more normalized earnings environment in 2012 and all remain confident in the long-term success of ECB to create value for our shareholders. We remain committed to our overarching goal and our vision, which is “We design financial roadmaps that substantively enrich and simplify lives.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The NYSE-Amex Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s 2011 Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management and Board of Directors about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2012, December 31, 2011 and March 31, 2011

(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2012	2011*	2011
	(unaudited)		(unaudited)

Assets
Non-interest bearing deposits and cash	$11,959	$18,363	$10,176
Interest bearing deposits	61	63	30
Overnight investments	50	6,305	—

Total cash and cash equivalents	12,070	24,731	10,206

Investment securities
Available-for-sale, at market value (cost of $347,116 and $338,685 at March 31, 2011 and December 31, 2011, respectively)	348,810	339,450	304,975

Loans held for sale	3,310	2,866	623

Loans	491,383	496,542	546,641
Allowance for loan losses	(11,385)	(12,092)	(15,219)

Loans, net	479,998	484,450	531,422

Real estate and repossessions acquired in settlement of loans, net	7,906	6,573	7,258
Federal Home Loan Bank common stock, at cost	4,279	3,456	4,571
Bank premises and equipment, net	26,286	26,289	26,716
Accrued interest receivable	4,984	5,308	4,808
Bank owned life insurance	11,879	11,778	9,028
Other assets	16,752	16,376	16,964

Total	$916,274	$921,277	$916,571

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$134,828	$135,732	$106,898
Demand, interest bearing	277,520	270,119	251,474
Savings	57,656	55,517	36,314
Time	302,593	336,277	392,068

Total deposits	772,597	797,645	786,754

Accrued interest payable	457	519	639
Short-term borrowings	39,218	11,679	17,421
Long-term obligations	18,000	25,500	27,500
Other liabilities	4,834	5,491	5,044

Total liabilities	835,106	840,834	837,358

Shareholders’ equity
Preferred stock, Series A	17,495	17,454	17,329
Common stock, par value $3.50 per share	9,974	9,974	9,974
Capital surplus	25,875	25,873	25,858
Warrant	878	878	878
Retained earnings	26,038	25,926	27,006
Accumulated other comprehensive income (loss)	908	338	(1,832)

Total shareholders’ equity	81,168	80,443	79,213

Total	$916,274	$921,277	$916,571

Common shares outstanding	2,849,841	2,849,841	2,849,841
Common shares authorized	50,000,000	50,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000	—

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operation

For the three months ended March 31, 2012 and 2011

(Dollars in thousands, except per share data)

	Three months ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)

Interest income:
Interest and fees on loans	$6,369	$7,357
Interest on investment securities:
Interest exempt from federal income taxes	235	128
Taxable interest income	1,882	1,937
Dividend income	11	9
Other interest income	2	7

Total interest income	8,499	9,438

Interest expense:
Deposits:
Demand accounts	406	557
Savings	95	53
Time	1,270	1,811
Short-term borrowings	81	69
Long-term obligations	119	180

Total interest expense	1,971	2,670

Net interest income	6,528	6,768
Provision for loan losses	—	3,930

Net interest income after provision for loan losses	6,528	2,838

Noninterest income:
Service charges on deposit accounts	857	765
Other service charges and fees	329	244
Mortgage origination fees	406	326
Net gain on sale of securities	45	26
Income from bank owned life insurance	101	74
Other operating income	1	(4)

Total noninterest income	1,739	1,431

Noninterest expenses:
Salaries	2,919	2,564
Retirement and other employee benefits	1,103	676
Occupancy	530	483
Equipment	590	559
Professional fees	219	271
Supplies	74	51
Communications/Data lines	198	169
FDIC insurance	204	326
Data processing and related expenses	396	70
Net cost of real estate and repossesions acquired in settlement of loans	684	18
Other outside services	100	181
Other operating expenses	901	876

Total noninterest expenses	7,918	6,244

Income (loss) before income taxes	349	(1,975)
Income tax benefit	(28)	(891)

Net income (loss)	377	(1,084)

Preferred stock dividends	224	224
Accretion of discount	41	41

Income (loss) available to common shareholders	$112	($1,349)

Net income (loss) per share - basic	$0.04	($0.47)

Net income (loss) per share - diluted	$0.04	($0.47)

Weighted average shares outstanding - basic	2,849,841	2,849,841

Weighted average shares outstanding - diluted	2,849,841	2,849,841

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	3/31/2012	12/31/2011	9/30/2011	6/30/2011	3/31/2011
Income Statement Data:
Interest income	$8,499	$8,818	$9,189	$9,632	$9,438
Interest expense	1,971	2,283	2,566	2,587	2,670

Net interest income	6,528	6,535	6,623	7,045	6,768
Provision for loan losses	—	2,252	1,028	1,273	3,930
Net after provision expense	6,528	4,283	5,595	5,772	2,838
Noninterest income	1,739	2,262	2,568	2,539	1,431
Noninterest expense	7,918	9,416	7,539	6,657	6,244
Income (loss) before income taxes	349	(2,871)	624	1,654	(1,975)
Income tax expense (benefit)	(28)	(1,259)	97	509	(891)

Net income (loss)	377	(1,612)	527	1,145	(1,084)
Preferred stock dividend & accretion of discount	265	266	267	265	265

Net income (loss) available to common shareholders	$112	$(1,878)	$260	$880	$(1,349)

Per Share Data and Shares Outstanding:
Net income (loss) - basic	$0.04	$(0.66)	$0.09	$0.31	$(0.47)
Net income (loss) - diluted	0.04	(0.66)	0.09	0.31	(0.47)
Cash dividends	—	0.05	—	0.07	0.07
Book value at period end	22.34	22.10	23.10	22.79	21.71
Dividend payout ratio	0.00%	-7.58%	0.00%	22.58%	-14.89%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$916,274	$921,277	$923,695	$941,463	$916,571
Loans - gross	491,383	496,542	521,626	542,687	546,641
Allowance for loan losses	11,385	12,092	12,214	15,448	15,219
Investment securities	348,810	339,450	327,066	298,116	304,975
Interest earning assets	847,893	848,682	858,914	880,814	856,840
Premises and equipment, net	26,286	26,289	26,137	26,740	26,716
Total deposits	772,597	797,645	796,609	812,774	786,754
Short-term borrowings	39,218	11,679	13,528	13,711	17,421
Long-term obligations	18,000	25,500	25,500	27,500	27,500
Shareholders’ equity	81,168	80,443	83,248	82,320	79,213

Selected Performance Ratios (annualized):
Return on average assets	0.16%	-0.70%	0.22%	0.49%	-0.48%
Return on average shareholders’ equity	1.86%	-7.85%	2.56%	5.71%	-5.38%
Net interest margin	3.22%	3.10%	3.06%	3.35%	3.30%
Efficiency ratio	93.4%	105.3%	81.0%	68.6%	75.0%

Asset Quality Ratios:
Non accruing loans to period-end loans	3.82%	3.08%	3.98%	3.37%	3.07%
Performing TDR’s loans to period-end loans	2.34%	2.07%	1.51%	1.27%	0.97%
Total Non performing loans to period-end loans	6.17%	5.15%	5.49%	4.65%	4.04%
Allowance for loan losses to period-end loans	2.32%	2.44%	2.34%	2.85%	2.78%
Allowance for loan losses to nonperforming loans	37.6%	47.3%	42.7%	61.3%	68.9%
Net charge-offs to average loans (annualized)	0.57%	1.85%	3.18%	0.77%	1.40%

Capital Ratios:
Tangible equity to total assets	6.95%	6.84%	7.13%	6.90%	6.75%
Equity-to-assets ratio	8.86%	8.73%	9.01%	8.74%	8.64%
Leverage Capital Ratio	8.23%	8.25%	8.34%	8.39%	8.42%
Tier 1 Capital Ratio	12.39%	12.59%	12.59%	12.20%	11.97%
Total Capital Ratio	13.65%	13.85%	13.85%	13.46%	13.24%